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Item 6.                                                              Exhibit 11

                                ROCKSHOX, INC.

               Statement regarding computation of net income (loss) per share
                          (In thousands, except per share data)

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

                                                      Three Months Ended                  Nine Months Ended
                                                Dec. 31, 1997    Dec. 31, 1996      Dec. 31, 1997    Dec. 31, 1996
                                                -------------    -------------      -------------    -------------
Reconciliation of shares used in basic
and diluted per share calculations:
--------------------------------------
Weighted average shares of common stock
  outstanding..............................      13,757              13,620         13,703           10,700
                                                 ------              ------         ------           ------
Shares used in basic net income per share
  calculation..............................      13,757              13,620         13,703           10,700
                                                 ------              ------         ------           ------
                                                 ------              ------         ------           ------

Weighted average shares of common stock
  outstanding..............................      13,757              13,620         13,703           10,700
Dilutive effect of stock options...........         241                 406            351              135
                                                 ------              ------         ------           ------
Shares used in diluted net income per share
  calculation..............................      13,998              14,026         14,054           10,835
                                                 ------              ------         ------           ------
                                                 ------              ------         ------           ------

Income before extraordinary item...........       1,811               4,925          8,182            5,335
Accretion for dividends on  mandatorily
  redeemable preferred stock...............         ---                 ---            ---            (185)
                                                 ------              ------         ------           ------
   Income before extraordinary loss available
     to common stockholders................       1,811               4,925          8,182            5,150
Extraordinary loss from early extinguishment
  of debt (net of tax benefit of $885).....         ---                 ---            ---           (1,328)
                                                 ------              ------         ------           ------
   Net income available to common
     stockholders..........................      $1,811              $4,925         $8,182           $3,822
                                                 ------              ------         ------           ------
                                                 ------              ------         ------           ------

Income per share before extraordinary
  item-basic...............................      $ 0.13              $ 0.36         $ 0.60           $ 0.48
Loss per share from extraordinary
  item-basic...............................         ---                ---            ---             (0.12)
                                                 ------              ------         ------           ------
    Net income per share-basic.............      $ 0.13              $ 0.36         $ 0.60           $(0.36)
                                                 ------              ------         ------           ------
                                                 ------              ------         ------           ------

Income per share before extraordinary
  item-dilutive...........................       $ 0.13              $ 0.35         $ 0.58           $ 0.48
Loss per share from extraordinary
  item-dilutive...........................          ---                 ---           ---             (0.13)
                                                 ------              ------         ------           ------
    Net income per share-dilutive.........       $ 0.13              $ 0.35         $ 0.58           $ 0.35
                                                 ------              ------         ------           ------
                                                 ------              ------         ------           ------

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